EXHIBIT 99.1

NEWS ANNOUNCEMENT	FOR IMMEDIATE RELEASE

For more information contact:	Joseph N. Jaffoni
Omar Choucair	Stewart A. Lewack
Chief Financial Officer	Jaffoni & Collins Incorporated
DG Systems, Inc.	212/835-8500 dgit@jcir.com
972/581-2000

DG Systems First Quarter Revenues Increase 17% to $15.7 Million

First Quarter EBITDA Rises 9% to $3.6 Million

Closes $30 Million Credit Facility

DALLAS—(BUSINESS WIRE)—May 9, 2005—DG Systems, Inc. (Nasdaq: DGIT), the leading provider of digital media distribution services to the advertising and broadcast industries, today reported operating results for the three-months ended March 31, 2005. The table below summarizes the financial results:

Summary of Fiscal 2005 First Quarter Results

(in thousands, except per-share data)

	Three Months Ended March 31,
	2005	2004
Revenues	$15,703	$13,381
EBITDA (1)	3,625	3,326
Operating income	2,207	2,126
Net Income	1,125	1,317
Diluted income per share	0.02	0.02
Weighted average shares–Diluted	72,924	74,116

(1) EBITDA is earnings before interest, taxes, depreciation and amortization. The first quarter 2005 results reflect a one-time $0.5 million reduction of operating expenses related to the re-negotiation of an existing service agreement.

Commenting on the results, Scott K. Ginsburg, Chairman and Chief Executive Officer of DG Systems, stated, “First quarter revenue and EBITDA growth reflects our successful strategies of deploying the most robust electronic media distribution network ever designed. On-line traffic is at unprecedented levels, and we expect the on-line percentage will continue to grow throughout this year.

“DG entered into several ground-breaking agreements during the 2005 first quarter that extend DG’s leadership position in electronic ad delivery. In February we formed a partnership with ConfirMedia to bundle third-party airplay verification and advertising campaign reconciliation services with our spot distribution service. This innovative service offering streamlines the workflow between advertisers and media outlets while offering advertisers, agencies and media outlets real-time access to airplay data. This unique service is available today, and we are realizing significant benefits from this exclusive arrangement.

“Accuracy and reliability are becoming the most important “buzz words” in radio, tv and network advertising. We have positioned DG Systems for future growth by developing solution sets that assist media outlets to be fully accountable, improve their internal processes, and demonstrate reliability to their customers. For example, one of the country’s leading radio networks with over 180 million listeners weekly has embraced DG System’s Starguide secure distribution network and the Verance company’s watermark technology as two of their key hallmarks for delivering both programming and financial integrity to their advertisers, as posted on the world wide web (www.TrustPremiere.com). It is important to note that such a prestigious organization relies upon our company’s initiatives, systems and processes and, as we look to the future, it portends extremely well for our efforts to date.

“The acquisition of Media DVX subsequent to the quarter firmly positions DG as the dominant electronic media distribution company in the United States. We will leverage each company’s sales expertise, technology investments, network infrastructure and strategic partnerships into a complementary, unique service profile with expanded service options for our customers. There is significant value in the prospective financial and operating synergies to be realized from these two networks.

“These initiatives were complemented by the launch of our new online order management system, DGConnect(TM), and the continued upgrade and expansion of our network during the first quarter. The DG network today electronically reaches over 3,400 video destinations, providing advertisers a conduit to reach 97% of all U.S. TV stations, 92% of the cable systems, and 70% of all the broadcast and cable networks. No other electronic distribution network has this vast a footprint and reach across media outlets.

“All of these partnerships and service enhancements are part of our strategy to deliver total customer satisfaction by introducing new levels of simplicity, transparency and accountability to the spot distribution process. And they have already begun translating into better service and a more attractive economic proposition for DG customers. These factors have driven increases in traffic on our electronic network and during the 2005 first quarter, DG made over 85% of its commercial deliveries to television, cable, and network broadcast destinations through its electronic network.”

In April 2005, DG closed a $30 million, 3.5-year senior secured revolving credit facility with JPMorgan Chase Bank, Comerica Bank—California and MetroBank. The new facility is comprised of a $15 million revolving credit line and a $15 million term loan.

Omar Choucair, Chief Financial Officer of DG Systems, stated “We value the confidence placed in DG Systems by these respected financial institutions as they are supportive of our long-term plans for growth. This new credit facility provides DG with the financial flexibility to continue pursuing our strategies for organic expansion as well as growth through acquisitions. Additionally, the new credit facility allows DG to realize the benefits of favorable credit market conditions and interest rates.”

DG ended the first quarter of 2005 with net debt of $12.9 million, comprised of debt totaling $16.4 million and cash of $3.5 million. Reflecting the completion of the acquisition of Media DVX on April 15, 2005, DG’s net debt was approximately $21.5 million.

In the quarter ended March 31, 2005, the Company repurchased approximately 108,000 shares of its common stock in open market transactions.

EBITDA/Non-GAAP Reconciliation

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of the EBITDA figures included herein can be made by deducting operating expenses, excluding depreciation and amortization from the Company’s revenues (see attached financial table).

About DG Systems, Inc.

DG Systems and its StarGuide and SourceTV divisions provide the standard in Digital Media Exchange services for the advertising and broadcast industries, featuring dependable satellite and Internet transmission technology and a suite of digital media asset management tools. DG’s extensive digital network is the largest in the advertising and broadcasting industries, reaching more than 5,000 advertisers and agencies, over 3,400 television, cable, and network broadcast destinations and over 10,000 radio stations with innovative delivery and management solutions for short-and long-form audio and video content. DG Systems is based in Irving, Texas, with offices located in New York City, Detroit, Los Angeles, Chicago, Boca Raton, Wilmington, Ohio and Louisville, Kentucky.

The Company’s 2005 first quarter conference call will be broadcast live on the Internet at 10:00 a.m. EDT today, Monday, May 9, 2005. The webcast is open to the general public. Interested parties may access the live call on the Internet via the Company’s web site at www.dgsystems.com or www.fulldisclosure.com. Please allow 15 minutes to register and download and install any necessary software.

This release contains forward-looking statements relating to the Company, including the expansion of its digital distribution network, and the demand among certain clients for digital audio and video delivery services. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to DG Systems’ business are set forth in the company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.

Digital Generation Systems, Inc.

Condensed Consolidated Balance Sheet

(unaudited)

(In thousands)

	March 31, 2005	December 31, 2004
Cash	$3,451	$8,059
Accounts receivable	12,223	12,559
Inventories	1,366	1,475
Property and equipment	13,199	12,453
Goodwill	34,974	34,974
Deferred tax assets	17,281	17,974
Investment in Verance Corporation, at cost	5,045	—
Other	19,889	20,023

TOTAL ASSETS	$107,428	$107,517

Accounts payable and accrued liabilities	$8,351	$6,998
Deferred revenue	2,279	2,694
Debt and capital leases	16,398	18,393

TOTAL LIABILITIES	27,028	28,085
TOTAL STOCKHOLDERS’ EQUITY	80,400	79,432

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$107,428	$107,517

Digital Generation Systems, Inc.

Condensed Consolidated Statements of Income

(unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
Revenues	$15,703	$13,381

Operating expenses, excluding depreciation & amortization	12,078	10,055

EBITDA	3,625	3,326
Depreciation & amortization	1,418	1,200

Operating income	$2,207	$2,126
Interest expense and other, net	392	270

Income before income taxes	1,815	1,856
Provision for income taxes	690	539

Net income	$1,125	$1,317

Basic net income per common share	$0.02	$0.02

Diluted net income per common share	$0.02	$0.02

Weighted average outstanding shares–Basic	72,726	72,167

Weighted average outstanding shares–Diluted	72,924	74,116